Exhibit 10.1

Contract Number.: 8129 Version : 12

AMENDMENT TO THE SYSTEMS INTEGRATOR AGREEMENT

This Amendment (the "Amendment") to the Systems Integrator Agreement (the "Agreement") entered into by and between Cisco Systems, Inc., ("Cisco") a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and INX, Inc. ("Integrator") having its principal place of business at 15960 Midway Road Suite 101, Addison, TEXAS, 75001, UNITED STATES, is effective the later of 25-Jan-2009 or the date of the electronic confirmation message received after this Amendment is accepted (the "Amendment Effective Date").

WHEREAS, as of 13-Nov-2001, Cisco and Integrator entered into the Agreement, as amended (if applicable);

WHEREAS, Cisco has implemented an on-line contract system; and any extension, renewal, and/or amendment to the Agreement may be in electronic format and accepted on-line by means of such system, (including these terms the "On-line Amendment") as described herein; and

WHEREAS, in order to implement an On-line Amendment, Cisco has delivered an e-mail to an authorized officer or representative of Integrator, which e-mail contained a link to this On-line Amendment. By clicking on the link, Integrator was presented with this On-line Amendment, which sets forth the terms and conditions of the extension, renewal and/or amendment of the Agreement and contains a means for acceptance.

NOW THEREFORE, the parties agree to amend the Agreement as follows:

1. The Agreement may be extended, renewed and/or amended by electronic means by accepting terms and conditions on-line and the provisions of such extension, renewal and/or amendment shall for all purposes be legally enforceable and binding on the parties as if the Agreement was extended, renewed and/or amended in writing and signed by both parties. The On-line Amendment shall be deemed signed and thus the terms hereof agreed to, if Integrator clicks on the 'Renew' button and thereby accepts the On-line Amendment. All references to writing or written amendments in the Agreement shall be deemed to include any On-line Amendment, and all references to signature shall include on-line acceptance. Integrator waives any challenge to the validity or enforceability of any renewals, extensions and/or amendments to the Agreement or the terms of any of the forgoing on the grounds that the terms of any renewal, extension and/or amendment were presented on-line or electronically or acceptance of such renewal, extension and/or amendment was electronically transmitted or accepted.

2. The term of the Agreement shall be renewed for an additional two (2) year period commencing on the Amendment Effective Date. If the Agreement expired prior to the Amendment Effective Date, any orders received and Products purchased between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this On-line Amendment.

3. The support exhibits currently in the Agreement shall be deleted in their entireties and replaced with the relevant Support Exhibits for which Integrator qualifies as posted on http://www.cisco.com/web/partners/support /integrator support exhibits.html, which are incorporated into the Agreement by this reference.

4. The Exhibit for the Purchase and Resale of Cisco Transactional Advanced Services, posted on http://www. cisco. com/web/partners/support/integrator support exhibits. html, is incorporated into the Agreement by this reference (collectively with the above relevant Support Exhibits in paragraph 3, the "New Exhibits").

5. To the extent that there are any pre-existing exhibits ("Superseded Exhibits") in the Agreement dealing with subject matters which in Cisco's reasonable opinion are materially similar to those of the New Exhibits, then: (a) such Superseded Exhibits are hereby superseded by the appropriate New Exhibits, and (b) all references to such Superseded Exhibits shall be regarded as references to the appropriate New Exhibits. This paragraph applies without affecting the generality of paragraph 8 below.

6. Integrator represents and warrants that before clicking on the 'Renew' button as described in paragraph 1 above, it: (a) has obtained copies of all applicable New Exhibits by downloading such New Exhibits from http://www. cisco. com/web/partners/support/integrator support exhibits. html, or otherwise requesting them from Cisco, and (b) has read and understood, and accepts, the terms and conditions set forth in such New Exhibits.

7. It is acknowledged that in entering into this On-line Amendment, Cisco has relied upon Integrator's representation and warranty in paragraph 6 above.

8. To the extent that there is conflict between the Agreement and this On-line Amendment, the terms of this On-line Amendment shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

9. Appendix A ("Compliance with Anti-Corruption Laws") is incorporated into this On-Line Amendment.

10.  All other terms and conditions of the Agreement remain unchanged and in full force and effect.

The parties hereto have caused this On-line Amendment to be accepted on-line or signed by its duly authorized officer or representative as of the Amendment Effective Date.

Appendix A

Compliance with Anti-Corruption Laws

In connection with the sale or distribution of Cisco Products or Services, or otherwise in carrying out its obligations under this Agreement, Integrator represents and warrants the following:

(a) Integrator will comply with all country, federal, state and local laws, ordinances, codes, regulations, rules, policies, regulations and procedures, including, without limitation, all anti-corruption laws, including, the U.S. Foreign Corrupt Practices Act (Applicable Laws). Integrator can find more information about the FCPA at the following URL: http://www.usdoj.gov/criminal/fraud/docs/dojdocb. html, or by contacting
publicsectorcompliance@cisco. com.

(b)  Integrator shall not take any action or permit or authorize any action in violation of the Applicable Laws;

(c)   Integrator will not use money or other consideration paid by Cisco (and Integrator will not use its own money on Cisco's behalf) for any unlawful purposes, including any purposes violating Applicable Laws, such as direct or indirect payments, for the purpose of assisting Cisco in obtaining or retaining business, to any of the following:

●
government officials (including any person holding an executive, legislative, judicial or administrative office, whether elected or appointed, or of any public international organization, such as the United Nations or World Bank, or any person acting in any official capacity for or on behalf of such government, public enterprise or state-owned business);

●	political parties or party officials,
●	candidates for political office, or
●	any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any of the above-identified persons or organizations.

(d)   Upon request by Cisco, Integrator will require that its own subcontractors, consultants, agents or representatives execute a written compliance statement containing substantially similar representations as are contained in this section.

(e)    Integrator's record keeping obligations, set forth in the "Audit" provision in the Agreement, shall apply equally to Integrator's representations and warranties in this section, and Cisco's audit rights, as set forth herein, apply to Integrator's compliance with the Applicable Laws;

(f)    In no event shall Cisco be obligated under this Agreement to take any action or omit to take any action that Cisco believes, in good faith, would cause it to be in violation of any laws of the Territory(ies) identified in this Agreement or the Applicable Laws.

(g)   The owner(s), principals, directors, officers and employees of Integrator's business are not government officials or employees (at any level of government);

(h)   The owner(s), principals, directors, officers and employees of Integrator's business are not employees of Cisco(including any of its affiliated companies);

(i)    Integrator, its owner(s), principals, directors and officers have not been formally charged with, convicted of, or plead guilty to, any offense involving fraud or corruption;

(j)    Integrator, its owner(s), principals, directors and officers have not been listed by any government or public agency(such as the United Nations or World Bank) as debarred, suspended, or proposed for suspension or debarment or otherwise ineligible for government procurement programs;

(k)   Integrator has not offered to pay, nor has Integrator paid, nor will Integrator pay, any political contributions to any person or entity on behalf of Cisco;

(l)    If Integrator is a non-governmental entity, it will notify Cisco in writing if any of its owners, principals, directors, officers, or employees are or become during the term of this Agreement officials, officers or representatives of any government, political party or candidate for political office outside the United States and are responsible for a decision regarding obtaining or retaining business for Cisco Products or Services by such government. Integrator will also promptly inform Cisco if any other portion of the statements set forth in sections (g) through (k) in this Appendix A changes.

(m)  Notwithstanding any other provision in this Agreement, Cisco may terminate this Agreement immediately upon written notice if Integrator breaches any of the representations and warranties set forth in this section. Integrator will indemnify and hold harmless Cisco for any violation by Integrator of any Applicable Laws.

(n)   Integrator can report to Cisco any concerns it may have regarding any business practices by emailing ethics@cisco.com, or by calling Cisco ' s Helpline toll free number in North America 1-877-571-1700 or worldwide number (reverse calling charges to Cisco) 001-770-776-5611. Contact ethics@cisco.com for other available regional hotline numbers.

(o)   Integrator has read and agrees to act consistently with Cisco's" Compliance with Global Anticorruption Laws by Cisco's Partners," a copy of which is included in the click to accept contract renewal tool, and which is also published at http://www.cisco.com/legal/anti corruption. html.

I hereby confirm that I have read the Renewal Amendment and confirm that I am authorized to accept the Renewal Amendment on behalf of my company.

SIGNATURE Transaction Id : Transaction Timestamp : Transaction Status : Answer the following for Channel Partner ' s verification Name : Title Email :	19632637 1 1-FEB-2009 09:04:44 AM -08:00 UTC Accepted PAUL KLOTZ COO paul.klotz@inxi.com

1. Either:

a). The owner(s), principals, directors, officers and employees of Channel Partner's business ("Owners/Management") are not government officials or employees (at any level of government) or

b).    If, during the term of this Agreement, one or more of the Owners/Management is or becomes an official, officer or representative of any government, political party or candidate for political office outside the United States and is responsible for a decision regarding obtaining or retaining business for Cisco Products or Services by such government or governmental entity, Channel Partner will notify Cisco in writing;
a)

2. The Owners/Management of Channel Partner are not employees of Cisco (including any of its affiliated companies)	Agree

3. Neither the Channel Partner nor the Owners/Management of Channel Partner has been formally charged with, convicted of, or plead guilty to, any criminal offense involving fraud or corruption	Agree

4.  Neither the Channel Partner nor the Owners/Management of Channel Partner has been listed by any government or public agency (such as the United Nations or World Bank) as debarred, suspended, or proposed for suspension or debarment or otherwise ineligible for government procurement programs
Agree

5. Neither the Channel Partner nor the Owners/Management of Channel Partner has offered to pay, nor has Channel Partner paid, any political contributions to any person or entity on behalf of Cisco	Agree

6. Channel Partner will promptly inform Cisco if any portion of this verification changes (e.g., an owner of Channel Partner ' s business becomes a government official)	Agree

SIGNATURE

Name :	Ted Hull

Title:	VP, Finance

Signature image

Transaction Id :	19657189

Transaction Timestamp :

Transaction Status :	Accepted